Exhibit 99.1

Kohl's Appoints Michael J. Bender as Chief Executive Officer

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Mr. Bender has served as interim CEO since May
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Mr. Bender has 30 years of leadership experience at Eyemart Express, Walmart, L Brands, and PepsiCo

MENOMONEE FALLS, Wis., November 24, 2025 — Kohl’s Corporation ("Kohl’s" or the "Company") (NYSE: KSS) today announced its Board of Directors ("Board") has unanimously appointed Michael J. Bender as Chief Executive Officer, effective November 23, 2025. Mr. Bender has served as Interim Chief Executive Officer since May 1, 2025. Mr. Bender will continue to serve on the Company's Board.

"Over the past several months as interim CEO, Michael has proven to be an exceptional leader for Kohl's – progressively improving results, driving short and long-term strategy, and positively impacting cultural change," said Board Chair John Schlifske. "With three decades of leadership experience across retail and consumer goods companies and a deep commitment to the Kohl's brand, we are confident Michael will continue to lead the Company forward in a way that will benefit our associates, customers, and shareholders."

"As previously shared, the Board engaged an external firm and conducted a comprehensive search. At the conclusion of this effort, the Board enthusiastically and unanimously appointed Michael as CEO," added Schlifske.

"I'm honored to take on the role of CEO at Kohl's. Working with the teams over the last six months has deepened my love of this company and my conviction in what's possible for our future," said Bender. "Kohl's has a storied and important role in the retail industry, serving and celebrating families with great products, compelling value, and a differentiated shopping experience. I'm looking forward to reestablishing our leadership position by putting our customers first every day. While we're pleased by our recent progress, we're deeply motivated to accelerate our transformation – together with our partners, vendors, and incredible Kohl's associates all across the country."

Mr. Bender served as President and Chief Executive Officer of Eyemart Express, LLC, an optical retailer, from January 2018 to April 2022, and President from September 2017 to January 2018. Prior to joining Eyemart Express, Mr. Bender held various executive management positions at Walmart Inc., including Chief Operating Officer of Global eCommerce and Executive Vice President and President of the Walmart West business unit. Prior to joining Walmart, Mr. Bender held senior positions at Cardinal Health, Inc., and Victoria’s Secret for L Brands, Inc. He began his career at PepsiCo, Inc., where he spent more than a decade in sales, finance, and operational roles. Mr. Bender currently serves as a Director of Acuity Brands (NYSE: AYI) and previously served as a Director of Ryman Hospitality Properties, Inc. (NYSE: RHP). Mr. Bender will remain on the Kohl's Board, where he has been a Director since 2019, including as Board Chair from May 2024 until he was appointed interim CEO in May 2025.

Third Quarter 2024 Sales and Earnings Results

Kohl's will announce its Q3 earnings results tomorrow, November 25, 2025, at 9:00 a.m. ET. A webcast of the conference call and related presentation materials will be available via the Company's website at investors.kohls.com, both live and after the call.

About Kohl’s

Exhibit 99.1

Kohl’s (NYSE: KSS) is a leading omnichannel retailer built on a foundation that combines great brands, incredible value and convenience for our customers. Kohl’s is uniquely positioned to deliver against its long-term strategy and its purpose to take care of families’ realest moments. Kohl's serves millions of families in its more than 1,100 stores in 49 states, online at Kohls.com, and through the Kohl's App. With a large national footprint, Kohl’s is committed to making a positive impact in the communities it serves. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Company’s leadership transition, transformation initiatives, future strategy, and expected performance. Such statements are subject to certain risks and uncertainties that could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K and Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2025, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC.

Forward-looking statements relate to the date initially made, and the Company undertakes no obligation to update them.

Investor Relations Contact:

Jill Timm, (262) 703-2203, jill.timm@kohls.com

Media Contact:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com